EXHIBIT 99.1

Clearfield to Acquire Nestor Cables, a Leading European Developer and Manufacturer of Fiber Optic Cable Solutions

  Accretive Acquisition to Extend Available Supply of Clearfield’s FieldShield Fiber

  Company Expected to Open Fiber Optic Production in Mexico to Establish the Manufacturing of FieldShield in Closer Proximity to its North American Service Provider Customers

  Management to Hold Conference Call to Discuss Acquisition Today, May 17, at 8:30 AM ET

MINNEAPOLIS, May 17, 2022 (GLOBE NEWSWIRE) -- Clearfield, Inc. (“Clearfield”) (NASDAQ: CLFD), the specialist in fiber management and connectivity platforms for communication service providers, has entered into a definitive agreement to acquire Finnish company Nestor Cables Oy (“Nestor”), a leading developer and manufacturer of fiber optic cable solutions. The pending acquisition follows a long-standing, synergistic relationship between Clearfield and Nestor, who have worked together for over a decade. The acquisition is expected to be accretive to Clearfield earnings.

Nestor Overview
Nestor was founded in 2007 in Oulu, Finland, by cable technology professionals. Its product portfolio includes fiber optic cables, connectivity accessories for fiber optic networks and instrumentation, and the Nestor Optimus product family for microduct networks. Nestor offers its customers complete solutions for fiber optic networks, including fiber to the home (FTTH) and fiber to the premises (FTTP) applications.

Nestor has a strong market position in Finland as a supplier of optical fiber cabling. The company also exports many of its products to the European continent, accounting for approximately 30% of its annual revenues. Nestor operates two production facilities and has customers in more than 50 countries.

Strategic Rationale
Since 2012, Nestor has supplied fiber optic cables for Clearfield’s high-quality FieldShield product line. This strategic acquisition will enable Clearfield to vertically integrate the supply of its fiber optic cables to meet future customer demand. Furthermore, Clearfield anticipates leveraging the deep technical expertise of the Nestor team, who have decades of optical experience, to extend the available supply of FieldShield fiber into the North American market. Clearfield expects to open optical fiber production in its Mexico facility and begin production of optical cable in North America in early calendar year 2023.

Concurrently, Nestor will continue to service all of its existing customers throughout Finland and other European countries. Clearfield is excited to bring its fiber management solutions to Nestor’s customers and prospects in the European market. In 2021, Nestor generated EUR €31.7 million in revenue under Finnish Accounting Standards.

Acquisition Summary
The value of the transaction including fees is approximately US $23 million. Clearfield expects to fund the acquisition through its credit facility. The transaction is expected to close in a few months and is subject to customary Finnish regulatory approvals. Upon close of the transaction, Nestor will be operated as a subsidiary of Clearfield.

Additional details regarding the transaction can be found in the Company’s Current Report on Form 8-K, filed today and available in the Investor Relations section of Clearfield’s website here.

Management Commentary
“The acquisition of Nestor is a significant milestone for Clearfield,” said Company President and CEO Cheri Beranek. “Nestor has been a wonderful company to work with over the last 10 years, and we are thrilled to be adding them to our team. Nestor’s focus on providing its customers with reliable and flexible deliveries, quick reaction times, and operational efficiency is entirely aligned with Clearfield’s company culture. Moreover, Nestor employees have deep expertise in fiber optical development and manufacturing, with many employees who gained their skills with the production of optical cable by Nokia years ago. We are excited for the potential opportunities afforded by this acquisition, namely the ability to leverage their fiber optic cable expertise in our own manufacturing facility in Mexico and, in the longer term, evaluate the opportunity to enter the European market with our fiber management solutions.”

Jarmo Rajala, President and CEO of Nestor, added: “Clearfield has been a fantastic partner to Nestor Cables for many years. As a true leader in the growing Community Broadband space, we are delighted to join Clearfield at this pivotal moment for the fiber broadband industry. We look forward to supporting the expansion of FieldShield fiber availability in North America as the demand for fiber continues to grow exponentially.”

Transaction Advisors
Needham & Co. is acting as financial advisor to Clearfield. Ballard Spahr LLP is acting as U.S. legal advisor and Avance Asianajotoimisto Oy is acting as Finnish legal advisor to Clearfield.

Teknoventure Oy is acting as financial advisor to shareholders of Nestor Cables Oy, and JV Lakiasiat Oy is acting as legal advisor to Nestor Cables Oy.

Conference Call
Clearfield management will hold a conference call today (May 17, 2022) at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) to discuss the proposed acquisition of Nestor Cables Oy.

Clearfield’s President and CEO Cheri Beranek and CFO Dan Herzog will host the call, followed by a question-and-answer period.

U.S. dial-in: 1-877-407-0792
International dial-in: 1-201-689-8263
Conference ID: 13730071

The conference call will be webcast live and available for replay here.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the call will be available after 11:30 a.m. Eastern time on the same day through May 31, 2022.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13730071

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, data center and military markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements are based on Clearfield’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed acquisition of Nestor Cables will be completed, that it will be completed as currently proposed, or at any particular time. Further there can be no assurance that Clearfield will realize the expected strategic benefits from the transaction. Actual results may vary materially from those expressed or implied by any forward-looking statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Clearfield’s business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and its subsequent filings on Form 10-Q provides descriptions of those risks and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Matt Glover and Sophie Pearson
Gateway Group, Inc.
1-949-574-3860
CLFD@gatewayir.com